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EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated November 1, 2003 (except for Note 10 as to which the date is December 23, 2003), accompanying the financial statements included in the Annual Report of XATA Corporation on Form 10-KSB, for the year ended September 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of XATA Corporation on Form S-8 (File Nos. 333-85584, 333-59214, 333-28337, 333-03670, 33-94006, 33-89222 and
33-74148) and Form S-3 and amendments (File No. 333-82905).

                                                          /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
December 23, 2003